                                                                     EXHIBIT B.3

                       FORM OF AMENDED AND RESTATED BYLAWS
                                       of
                           AEW REAL ESTATE INCOME FUND

                         (Dated as of January __, 2003)

                                    ARTICLE 1

             Agreement and Declaration of Trust and Principal Office

         1.1 Principal Office of the Trust. A principal office of the Trust shall be located in Boston, Massachusetts. The Trust may have other principal offices within or without Massachusetts as the Trustees may determine or as they may authorize.

         1.2 Agreement and Declaration of Trust. These Bylaws shall be subject to the Agreement and Declaration of Trust, as amended or restated from time to time (the "Declaration of Trust"), of AEW Real Estate Income Fund, the Massachusetts business trust established by the Declaration of Trust (the "Trust"). Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

                                   ARTICLE 2

                              Meetings of Trustees

         2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the Shareholders.

         2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

         2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail or overnight courier at least forty-eight hours, or by facsimile, telegram, telex, telecopy, e-mail or other electronic transmission method at least twenty-four hours, before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her, before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Except as required by law, neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

         2.4 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice to any Trustee who was present at the time of such adjournment; notice of the time and place of any adjourned session of such meeting shall, however, be given in the manner provided in Section 2.3 of these Bylaws to each Trustee who was not present at the time of such adjournment.

         2.5 Action by Vote. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is expressly required by law, by the Declaration of Trust or by these Bylaws. Subject to applicable law, the Trustees by majority vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

         2.6 Action by Writing. Except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of the Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees. Written consents of the Trustees may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by mail, overnight courier, facsimile, telex, telecopy, e-mail or other electronic transmission.

         2.7 Presence through Communications Equipment. Except as required by applicable law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE 3

                                    Officers

         3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Trustees, if one is elected, shall be a Trustee, may (but need not) be a Shareholder and shall be considered an officer of the Trustees and not of the Trust. Any other officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

         3.2 Election. The President, the Treasurer, and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at the same meeting at which the President, Treasurer and Secretary are elected, or at any other time. Vacancies in any office may be filled at any time.

         3.3 Tenure. The Chairman of the Trustees, if one is elected, the President, the Treasurer and the Secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified. Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

         3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

         3.5 Chairman; President; Vice President; Chief Operating Officer. Unless the Trustees otherwise provide, the Chairman of the Trustees or, if there is none or in the absence of the Chairman, the President shall preside at all meetings of the Trustees. Unless the Trustees otherwise provide, the President, or if there is none or in the absence of the President, the Chairman, shall preside at all meetings of the Shareholders. The Chairman of the Trustees shall perform such other duties as may be assigned to him by the Trustees. Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President. Any Chief Operating Officer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

         3.6 Treasurer; Assistant Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser or manager, administrator or sub-administrator, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President or required by law. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

         3.7 Secretary; Assistant Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

         3.8 Chief Executive Officer. The Chief Executive Officer of the Trust shall be the President or such other officer as is designated by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust and, except as the Trustees shall otherwise determine, preside at all meetings of the Shareholders. If no such designation is made, the President shall be the Chief Executive Officer.

         3.9 Resignations; Removals. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, if any, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                   ARTICLE 4

                                   Committees

         4.1 Quorum; Voting. Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

         With respect to any committee of the Trustees responsible for valuing the Trust's portfolio securities, one or more of the Committee members shall constitute a quorum for the transaction of business.

         Except as specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, Article 2, Section 2.3 of these Bylaws relating to special meetings shall govern the notice requirements for Committee meetings, except that it shall be sufficient notice to any committee of the Trustees responsible for valuing the Trust's portfolio securities to send notice by telegram, telex or telecopy or other electronic means (including by telephone voice-message or e-mail) at least fifteen minutes before the meeting.

                                   ARTICLE 5

                                     Reports

         5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                   ARTICLE 6

                                   Fiscal Year

         6.1 General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and the subsequent fiscal years shall end on such date in subsequent years.

                                   ARTICLE 7

                                      Seal

         7.1 General. The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced die with the word "Massachusetts," together with the name of the Trust and the year of its organization cut or engraved thereon; provided, however, that unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE 8

                               Execution of Papers

         8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations and all registration statements and amendments thereto and all applications and amendments thereto to the Securities and Exchange Commission made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, the Treasurer or the Secretary or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

                                   ARTICLE 9

                         Issuance of Share Certificates

         9.1 Share Certificates. Except as provided in Article 11 hereof, each Shareholder shall be entitled to a certificate stating the number of Shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer. Such signatures may be by facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issuance.

         Notwithstanding the foregoing, in lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

         9.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

         9.3 Issuance of New Certificates to Pledgee. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

         9.4 Discontinuance of Issuance of Certificates. Notwithstanding anything to the contrary in this Article 9, the Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

                                   ARTICLE 10

                    Shareholders' Voting Powers and Meetings

         10.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Sections 1 and 3 of the Declaration of Trust and Article 11 hereto, (ii) with respect to any Manager or sub-adviser as provided in Article IV, Section 8 of the Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to certain transactions and other matters to the extent and as provided in
Article V,

Sections 2 and 3 of the Declaration of Trust and Article 11 hereto, (iv) with respect to any termination of this Trust to the extent and as provided in
Article IX, Section 4 of the Declaration of Trust and Article 11 hereto (for the avoidance of any doubt, Shareholders shall have no separate right to vote with respect to the termination of the Trust or a series or class of Shares if the Trustees (including the Continuing Trustees) exercise their right to terminate the Trust or such series or class pursuant to clauses (ii) or (y) of Article IX,
Section 4 of the Declaration of Trust), (v) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 7 of the Declaration of Trust and Article 11 hereto, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vii) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the Declaration of Trust, these Bylaws, or required by applicable law. Except as otherwise provided in the Declaration of Trust or in respect of the terms of a class of preferred shares of beneficial interest of the Trust as reflected in these Bylaws or required by applicable law, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to classes or series of Shares. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares of a particular class or series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these Bylaws to be taken by Shareholders as to such class or series.

         10.2 Voting Power and Meetings. Except as provided in the next sentence, regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Shares are listed for trading on the American Stock Exchange, on at least an annual basis, on such day and at such place as shall be designated by the Trustees. In the event that such a meeting is not held in any annual period if so required, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of such meeting with the same effect as if held within such annual period. Special meetings of the Shareholders or any or all classes or series of Shares may also be called by the Trustees from time to time for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws, or for the purpose of taking action upon any other matter deemed by a majority of the Trustees and a majority of the Continuing Trustees to be necessary or desirable. A special meeting of Shareholders may be held at any such time, day and place as is designated by the Trustees. Written notice of any meeting of Shareholders, stating the date, time, place and purpose of the meeting, shall be given or caused to be given by a majority of the Trustees and a majority of the Continuing Trustees at least ten days before such meeting to each Shareholder entitled to vote thereat by leaving such notice with the Shareholder at his or her residence or usual place of business or by mailing such notice, postage prepaid, to the Shareholder's address as it appears on the records of the Trust. Such notice may be given by the Secretary or an Assistant Secretary or by any other officer or agent designated for such purpose by the Trustees. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Shareholder. No ballot shall be required for any election unless required by a Shareholder present or represented at the meeting and entitled to vote in such election. Notwithstanding anything to the contrary in this Section 10.2, no matter shall be properly before any annual or special meeting of Shareholders and no business shall be transacted thereat unless in accordance with Section 10.6 of these Bylaws.

         10.3 Quorum and Required Vote. Except when a larger quorum is required by any provision of law, the rules and regulations of the American Stock Exchange, or the Declaration of Trust or these Bylaws, thirty percent (30%) of the Shares entitled to vote on a particular matter shall constitute a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or the Declaration of Trust or these Bylaws permits or requires that holders of any class or series of Shares shall vote as an individual class or series, then thirty percent (30%) (unless a larger quorum is required as specified above) of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a different vote is required by any provision of law or the Declaration of Trust or these Bylaws, a plurality of the quorum of Shares necessary for the transaction of business at a Shareholders' meeting shall decide any questions and a plurality of Shares voted shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these Bylaws permits or requires that the holders of any class or series of Shares shall vote as an individual class or series, then a plurality of the quorum of Shares of that class or series necessary for the transaction of business by that class or series at a Shareholders' meeting shall decide that matter insofar as that class or series is concerned.

         10.4 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

         10.5 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

         10.6 Advance Notice of Shareholder Nominees for Trustees and Other Shareholder Proposals.

                  (a) As used in this Section 10.6, the term "annual meeting" refers to any annual meeting of Shareholders as well as any special meeting held in lieu of an annual meeting as described in the first two sentences of Section 10.2 of these Bylaws, and the term "special meeting" refers to all meetings of Shareholders other than an annual meeting or a special meeting in lieu of an annual meeting.

                  (b) The matters to be considered and brought before any annual or special meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 10.6. Only persons who are nominated in accordance with the procedures set forth in this Section 10.6 shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be brought before an annual or special meeting of Shareholders or otherwise transacted unless in accordance with the procedures set forth in this Section 10.6, except as may be otherwise provided in these Bylaws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

                  (c) For any matter to be properly before any annual meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to Section 10.2 of these Bylaws, (ii) otherwise brought before the meeting by or at the direction of a majority of the Continuing Trustees (or any duly authorized committee thereof), or (iii) brought before the meeting in the manner specified in this Section 10.6(c) by a Shareholder of record entitled to vote at the meeting or by a Shareholder (a "Beneficial Owner") that holds Shares entitled to vote at the meeting through a nominee or "street name" holder of record and that can demonstrate to the Trust such indirect ownership and such Beneficial

         Owner's entitlement to vote such Shares, provided that the Shareholder was the Shareholder of record or the Beneficial Owner held such Shares at the time the notice provided for in this Section 10.6(c) is delivered to the Secretary.

                  In addition to any other requirements under applicable law and the Declaration of Trust and these Bylaws, persons nominated by Shareholders for election as Trustees and any other proposals by Shareholders may be properly brought before an annual meeting only pursuant to timely notice (the "Shareholder Notice") in writing to the Secretary. To be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than forty-five (45) nor more than sixty (60) days prior to the first anniversary date of the date on which the Trust first mailed its proxy materials for the prior year's annual meeting; provided, however, with respect to the annual meeting to be held in the calendar year 2003, the Shareholder Notice must be so delivered or mailed and so received on or before March 15, 2003; provided further, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the annual meeting for the preceding year and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Shareholder Notice must be given in the manner provided herein by the later of the close of business on (i) the date forty-five (45) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

                  Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated; (B) the class or series and number of all Shares of the Trust owned of record or beneficially by each such person or persons, as reported to such Shareholder by such nominee(s); (C) any other information regarding each such person required by paragraphs (a), (d),
         (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Trust); (D) any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether such Shareholder believes any nominee is or will be an "interested person" of the Trust (as defined in the Investment Company Act of 1940, as amended) and, if not an "interested person," information regarding each nominee that will be sufficient for the Trust to make such determination; and (ii) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if elected. In addition, the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee. Any Shareholder Notice required by this Section 10.6(c) in respect of a proposal to fix the number of Trustees shall also set forth a description of and the text of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with applicable law, these Bylaws and the Declaration of Trust.

                  Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such Shareholder favors the proposal;
         (iii) such Shareholder's name and address as they appear on the Trust's books; (iv) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) the class or series and number of all Shares of the Trust owned beneficially and of record by such Shareholder; (vi) any material interest of such Shareholder in the matter proposed (other than as a Shareholder); (vii) a representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matter(s) proposed; (viii) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder; and (ix) in the case of a Beneficial Owner, evidence establishing such Beneficial Owner's indirect ownership of, and entitlement to vote, Shares at the meeting of Shareholders. As used in this Section 10.6, Shares "beneficially owned" shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Trusts).

                  (d) For any matter to be properly before any special meeting, the matter must be specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to Section 10.2 of these Bylaws. In the event the Trust calls a special meeting for the purpose of electing one or more Trustees, any Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Trust's notice of meeting if and only if the Shareholder provides a notice containing the information required in the Shareholder Notice to the Secretary required with respect to annual meetings by Section 10.6(c) hereof, and such notice is delivered to or mailed and received at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting are publicly announced or disclosed.

                  (e) For purposes of this Section 10.6, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and Exchange Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser or an affiliate of such investment adviser with respect to the Trust.

                  (f) In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 10.6.

                  (g) The person presiding at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and given in the manner provided in this Section 10.6 and elsewhere in these Bylaws and the Declaration of Trust and (ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered. Any determination by the person presiding shall be binding on all parties absent manifest error.

                  (h) Notwithstanding anything to the contrary in this Section
         10.6 or otherwise in these Bylaws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been approved for these purposes by a majority of the Continuing Trustees and, in particular, no Beneficial Owner shall have any rights as a Shareholder except as may be required by federal law. Furthermore, nothing in this Section 10.6 shall be construed as creating any implication or presumption as to the requirements of federal law.

                                   ARTICLE 11

                     Preferred Shares of Beneficial Interest

                                   DESIGNATION

         SERIES M: A series of 1,120 preferred shares of beneficial interest, par value $0.00001 per share, liquidation preference $25,000 per share, is hereby designated "Series M Auction Market Preferred Shares" and is referred to below as the "Preferred Shares" or "Series M." Each of the 1,120 Preferred Shares may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, terms of redemption and special or relative rights or privileges as are set forth in these Bylaws, in addition to those required by applicable law or set forth in the Declaration of Trust. The Preferred Shares shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each Preferred Share shall be identical except as provided in these Bylaws.

         Section 11.1 Statement Creating One Series of Auction Market Preferred Shares

                                   DEFINITIONS

         As used in Parts I and II of this Section 11.1, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  (a) "'AA' Financial Composite Commercial Paper Rate" on any date shall mean (i) (A) in the case of any Rate Period of 7 Rate Period Days or fewer, the interest equivalent of the 7-day rate and, in the case of any Rate Period of eight or more but fewer than 49 Rate Period Days, the interest equivalent of the 30-day rate; and (B) in the case of any Special Rate Period of (1) 49 or more but fewer than 70 Rate Period Days, the interest equivalent of the 60-day rate, (2) 70 or more but fewer than 85 Rate Period Days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (3) 85 or more but fewer than 99 Rate Period Days, the interest equivalent of the 90-day rate, (4) 99 or more but fewer than 120 Rate Period Days, the arithmetic average of the interest equivalent of the 90-day and 120-day rates, (5) 120 or more but fewer than 141 Rate Period Days, the interest equivalent of the 120-day rate, (6) 141 or more but fewer than 162 Rate Period Days, the arithmetic average of the 120-day and 180-day rates, and (7) 162 or more but fewer than 184 Rate Period Days, the interest equivalent of the 180-day rate, in each of the above cases on commercial paper placed on behalf of financial issuers whose corporate bonds are rated "AA" by S&P or the equivalent of such rating by S&P or another Rating Agency selected by the Trust, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day next preceding such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Financial Composite Commercial Paper Rate, the "AA" Financial Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Trust does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or remaining Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given number of days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of the discount rate times the number of days until such commercial paper matures and the denominator of which shall be 360.

                  (b) "Accountant's Confirmation" shall have the meaning specified in paragraph 6(c) of Part I of this Section 11.1.

                  (c) "Affected Series" shall have the meaning specified in paragraph 4(c)(i) of Part I of this Section 11.1.

                  (d) "Affiliate" shall mean, when used with respect to the Trust, any Person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; provided, however, that no corporation or Person controlled by, in control of or under common control with such corporation, a trustee, director or executive officer of which is a Trustee, shall be deemed to be an Affiliate solely because such trustee, director or executive officer is also a Trustee.

                  (e) "Agent Member" shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder.

                  (f) "Applicable Rate" shall have the meaning specified in paragraph 2(e)(i) of Part I of this Section 11.1.

                  (g) "Auction" shall mean each periodic implementation of the Auction Procedures.

                  (h) "Auction Agent" means Deutsche Bank Trust Company Americas unless and until another commercial bank, trust company or other institution appointed by a resolution of the Board of Trustees of the Trust or a duly authorized committee thereof enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the Preferred Shares.

                  (i) "Auction Date," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period.

                  (j) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II of this Section 11.1, as such procedures may be amended from time to time.

                  (k) "Available Preferred Shares" shall have the meaning specified in paragraph 3(a) of Part II of this Section 11.1.

                  (l) "Beneficial Owner," with respect to any Preferred Shares, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of such Preferred Shares.

                  (m) "Bid" and "Bids" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 11.1.

                  (n) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 11.1; provided, however, that neither the Trust nor any Affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an Affiliate of the Trust may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

                  (o) "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in Part II of this Section 11.1, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected or approved by the Trust and has entered into a Broker-Dealer Agreement that remains effective.

                  (p) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent on behalf of the Trust and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Part II of this Section 11.1.

                  (q) "Business Day" shall mean a day on which the New York Stock Exchange is open for trading and which is neither a Saturday nor a Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.

                  (r) "Commercial Paper Dealers" shall mean Lehman Commercial Paper Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and any other commercial paper dealer selected by the Trust as to which Moody's, Fitch or any Substitute Rating Agency then rating the Preferred Shares shall not have objected or, in lieu of any thereof, their respective affiliates or successors, if such entities are commercial paper dealers.

                  (s) "Common Shares" shall mean the common shares of beneficial interest of the Trust.

                  (t) "Cure Date" shall mean the Preferred Shares Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

                  (u) "Date of Original Issue," with respect to the Preferred Shares, shall mean the date on which the Trust initially issues the Preferred Shares.

                  (v) "Declaration of Trust" shall mean the Trust's Amended and Restated Agreement and Declaration of Trust dated October 10, 2002, as from time to time amended and supplemented.

                  (w) "Default" has the meaning set forth in paragraph 2(e)(ii) of Part I of this Section 11.1.

                  (x) "Default Period" has the meaning set forth in paragraph 2(e) of Part I of this Section 11.1.

                  (y) "Default Rate" has the meaning set forth in paragraph 2(e)(ii) of Part I of this Section 11.1.

                  (z) "Deposit Securities" shall mean cash and any obligations or securities, including Short Term Money Market Instruments that are Eligible Assets, rated at least AAA, A-1 or SP-1 by S&P, except that, for purposes of the restriction set forth in paragraph 8(a)(iii) of
         Part I of this Section 11.1, obligations or securities will be considered "Deposit Securities" only if they also are rated at least P-1 by Moody's.

                  (aa) "Discounted Value," as of any Valuation Date, shall mean with respect to a Fitch Eligible Asset or Moody's Eligible Asset the quotient of the Market Value of an Eligible Asset divided by the Fitch Discount Factor for a Fitch Eligible Asset or the Moody's Discount Factor for a Moody's Eligible Asset, provided that with respect to an Eligible Asset that is currently callable, Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted Value will be equal to the quotient as calculated above or the face value, whichever is lower.

                  (bb) "Dividend Default" has the meaning set forth in paragraph 2(e)(ii) of Part I of this Section 11.1.

                  (cc) "Dividend Payment Date" with respect to the Preferred Shares shall mean, for the Initial Rate Period, the Initial Dividend Payment Date, and for any Subsequent Rate Period, any date on which dividends are payable on the Preferred Shares pursuant to the provisions of paragraph 2(d) of Part I of this Section 11.1.

                  (dd) "Dividend Period," with respect to the Preferred Shares, shall mean the period from and including the Date of Original Issue to but excluding the initial Dividend Payment Date and any period thereafter from and including one Dividend Payment Date to but excluding the next succeeding Dividend Payment Date.

                  (ee) "Eligible Asset" means a Fitch Eligible Asset or a Moody's Eligible Asset, as applicable.

                  (ff) "Existing Holder" shall mean a Broker-Dealer (or any such other Person as may be permitted by the Trust) that is listed on the records of the Auction Agent as a holder of Preferred Shares.

                  (gg) "Exposure Period" shall mean the period commencing on a given Valuation Date and ending 41 days thereafter.

                  (hh) "Fitch" shall mean Fitch Ratings and its successors.

                  (ii) "Fitch Discount Factor" shall mean, for purposes of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined as follows.

                           (i) Common stock and preferred stock of REITs and
                  Other Real Estate Companies:

                                                                                     Discount
                                                                                      Factor
                                                                                  --------------
                   REIT or Other Real Estate Company Preferred Stock.............      154%
                   REIT or Other Real Estate Company Common Stock................      196%


                           (ii) Debt Securities of REITs and Other Real Estate
                  Companies:


                   Term to Maturity   AAA      AA     A      BBB     BB     B     CCC
                   ----------------   ----    ----   ----    ----   ----   ----   ----
                   1 year             111%    114%   117%    120%   121%   127%   227%
                   2 year             116%    125%   125%    127%   132%   137%   137%
                   3 year             121%    123%   127%    131%   133%   140%   225%
                   4 year             126%    126%   129%    132%   136%   140%   164%
                   5 year             131%    132%   135%    139%   144%   149%   185%
                   7 year             140%    143%   146%    152%   159%   167%   228%
                   10 year            141%    143%   147%    153%   160%   168%   232%
                   12 year            144%    144%   150%    157%   165%   174%   249%
                   15 year            148%    151%   155%    163%   172%   182%   274%
                   20-30 year         152%    156%   160%    169%   180%   191%   306%

                           (1) The Fitch Discount Factors will also apply to
                  interest rate swaps and caps, whereby the rating on the counterparty will determine the appropriate Fitch Discount Factor to apply.

                           (2) If a security is unrated by Fitch, but is rated
                  by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies should be used to determine the Fitch Discount Factor. If the security is not rated by Fitch, but has a rating from only one other Rating Agency, and the security is above investment grade, then the security will be reduced one rating category for purposes of computing the Fitch Discount Factor; e.g., where the S&P rating is AAA+, a Fitch rating of AAA will be used; where the S&P rating is AA+, a Fitch rating of AA will be used. If the security is not rated by Fitch, but has a rating from only one other Rating Agency, and the security is below investment grade, then the security will be reduced two rating categories for purposes of computing the Fitch Discount Factor; e.g., where the S&P rating is BB+, a Fitch rating of BB- will be used; where the S&P rating is B+, a Fitch rating of B- will be used.

                           (iii) Convertible Debt Securities:

                  The Fitch Discount Factor applied to convertible debt securities is (A) 200% for investment grade convertibles and (B) 222% for below investment grade convertibles so long as such convertible debt securities have neither (x) conversion premiums greater than 100% nor (y) a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

                  The Fitch Discount Factor applied to convertible debt securities which have conversion premiums of greater than 100% is (A) 152% for investment grade convertibles, and (B) 179% for below investment grade convertibles so long as such convertible debt securities do not have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

                  The Fitch Discount Factor applied to convertible debt securities which have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve is 370%.

                           (iv) U.S. Government Securities:

                                                                  Discount
                          Remaining Term to Maturity               Factor
                          --------------------------               ------

                   1 year.................................         101.5%
                   2 year.................................          103%
                   3 year.................................          105%
                   4 year.................................          107%
                   5 year.................................          109%
                   5-7 year...............................          112%
                   7-10 year..............................          114%
                   15 year................................          122%
                   20 year................................          130%
                   25 year................................          146%
                   30 year................................          154%

                           (v) Short-Term Money Market Instruments and Cash:

                  The Fitch Discount Factor applied to Short-Term Money Market Instruments will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Exposure Period and (B) 125%, so long as such portfolio securities neither mature nor have a demand feature at par exercisable within the Exposure Period and are rated at least F1/AA by Fitch, A-1/AA by Moody's, or A1/AA by S&P. A Fitch Discount Factor of 100% will be applied to cash.

                           (vi) Other Securities:

                  The Fitch Discount Factor with respect to securities other than those described above will be the percentage provided in writing by Fitch.

                  (jj) "Fitch Eligible Assets" shall mean:

                           (i) Common stock, preferred stock, and any debt
                  securities of REITs and Other Real Estate Companies.

                           (ii) Unrated debt securities issued by an issuer
                  which (1) has not filed for bankruptcy in the past three years; (2) is current on all payments of interest and principal on its fixed income obligations; (3) is current on all preferred stock dividends.

                           (iii) Interest rate swaps entered into according to
                  International Swap Dealers Association standards if (1) the counterparty to the swap transaction has a short-term rating of not less than F1, or, if the swap counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating is AA or higher by Fitch or the equivalent by another Rating Agency and (2) the original aggregate notional amount of the interest rate swap transaction or transactions is not greater than the Liquidation Preference of the Preferred Shares as of the Date of Original Issue.

                           (iv) U.S Treasury Securities and U.S. Treasury
                  Strips.

                           (v) Short-Term Money Market Instruments as long as
                  (i) such securities are rated at least 'F1' by Fitch or the equivalent by another Rating Agency, (ii) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least 'A' by Fitch or the equivalent by another Rating Agency, or (iii) in all other cases, the supporting entity (1) is rated at least 'A' by Fitch and the security matures in one month or (2) is rated at least 'AA' by Fitch and matures in six months or less.

                           (vi) Cash (including, for this purpose, interest and
                  dividends due on assets rated (i) BBB or higher by Fitch or the equivalent by another Rating

                  Agency if the payment date is within 5 Business Days of the Valuation Date, (ii) A or higher by Fitch or the equivalent by another Rating Agency if the payment is within thirty days of the Valuation Date (iii) A+ or higher by Fitch or the equivalent by another Rating Agency if the payment date is within the Exposure Period) and receivables for Fitch Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which are generated by such receivables are (A) settled through clearing house firms or (B)(1) with counterparties rated BBB or higher by Fitch, or (2) with counterparties having a Fitch short-term rating of at least 'F1'.

                  (kk) "Holder," with respect to any Preferred Shares, shall mean the registered holder of such shares as the same appears on the record books of the Trust.

                  (ll) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 11.1.

                  (mm) "Independent Accountant" shall mean a nationally recognized accountant, or firm of accountants, retained by the Trust that is with respect to the Trust an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended from time to time.

                  (nn) "Initial Dividend Payment Date" means the date on which dividends are payable on the Preferred Shares with respect to the Initial Rate Period, as determined by the Trustees of the Trust or pursuant to their delegated authority.

                  (oo) "Initial Dividend Rate" shall mean the rate per annum applicable to the Initial Rate Period for the Preferred Shares, as determined by the Trustees or pursuant to their delegated authority.

                  (pp) "Initial Rate Period," with respect to the Preferred Shares, shall be the period from and including the Date of Original Issue thereof to but excluding the Initial Dividend Payment Date.

                  (qq) "Late Charge" shall have the meaning specified in paragraph 2(e)(iii) of Part I of this Section 11.1.

                  (rr) "Lead Broker-Dealer" shall mean a Broker-Dealer designated as such (solely for purposes of this Section 11.1) by the Trust from time to time in its discretion. Initially, the Lead Broker-Dealer shall be Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  (ss) "Liquidation Preference," with respect to a given number of Preferred Shares, means $25,000 times that number.

                  (tt) "Market Value" of any asset of the Trust shall mean the fair market value of such asset as computed as follows: securities listed on the New York Stock Exchange are valued at the last sale price reflected on the consolidated tape at the close of the New York Stock Exchange on the business day as of which such value is being determined; provided that, if there has been no sale on such day, the securities are valued at the last reported bid price estimated by a broker; and provided further that, if no bid prices are quoted on such day, then the security is valued by such method as the Board of Trustees or persons acting pursuant to procedures approved by the Trustees shall determine in good faith to reflect its fair market value. Readily marketable securities not listed on the New York Stock Exchange but listed on other domestic or foreign securities exchanges or admitted to trading on the National Association of Securities Dealers Automated Quotations, Inc. ("NASDAQ") National List are valued in a like manner. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined, as reflected on the tape at the close of the exchange representing the principal market for such securities. Readily marketable securities traded in the over-the-counter market are valued at the last reported bid price in the over-the-counter market or on the basis of yield equivalents as obtained from one or more dealers that make a market in the securities or by reference to such other comparable source as the Trustees or persons acting pursuant to procedures approved by the Trustees deem appropriate to reflect their fair market value. The fair market value of certain fixed-income securities is computed based upon (i) the basis of prices provided by a Pricing Service or (ii) the lower of the value set forth in bids from two independent dealers in securities, in each case with interest accrued added to such computation for those assets of the Trust where such computation does not include interest accrued. The independent dealers from whom bids are sought shall be either (a) market makers in the securities being valued or (b) members of the National Association of Securities Dealers, Inc. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations the Trustees or persons acting pursuant to procedures approved by the Trustees believe reflect most closely the value of such securities.

                  (uu) "Maximum Rate" means, on any date on which the Applicable Rate is determined, the applicable percentage (as determined pursuant to the chart immediately below) of the Reference Rate on such date determined as set forth below based on the lower of the credit rating assigned to the Preferred Shares by Moody's or Fitch, subject to upward but not downward adjustment in the discretion of the Trustees after consultation with the Broker-Dealers and subject to paragraph 4(d) of
         Part I of this Section 11.1; provided that immediately following any such increase the Trust would be in compliance with the Preferred Shares Basic Maintenance Amount. If Moody's or Fitch or both shall not make such ratings available, the rate shall be determined by reference to equivalent ratings issued by a Substitute Rating Agency.

                           Credit Ratings
          ---------------------------------------------------     Applicable
               Moody's                            Fitch           Percentage:
          --------------------          ---------------------  ----------------
           "Aa3" or higher                    AA- or higher          150%
             "A3" to "A1"                       A- to A+             200%
           "Baa3" to "Baa1"                   BBB- to BBB+           225%
             Below "Baa3"                      Below BBB-            275%


                  (vv) "Minimum Rate Period" shall mean any Rate Period consisting of 7 Rate Period Days.

                  (ww) "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation, and its successors.

                  (xx) "Moody's Discount Factor" shall mean, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows. The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth below will be the percentage provided in writing by Moody's.

                           (i) Common stock and preferred stock of REITs and
                  Other Real Estate Companies:

                                                                                              Discount
                                                                                         Factor/(1)(2)(3)/
                                                                                         -----------------
                   Common Stock of REITs                                                        154%
                   Preferred Stock of REITs
                        with Senior Unsecured Moody's (or S&P) rating                           154%
                        without Senior Unsecured Moody's (or S&P) rating:                       208%
                   Preferred Stock of Other Real Estate Companies
                         with Senior Unsecured Moody's (or S&P) rating:                         208%
                         without Senior Unsecured Moody's (or S&P) rating:                      250%

                   (1) A Discount Factor of 250% will be applied to those assets in a single Moody's Real Estate
                         Industry/Property Sector Classification which exceed
                         30% of Moody's Eligible Assets but are not greater than 35% of Moody's Eligible Assets.

                   (2) A Discount Factor of 250% will be applied if dividends on such securities have not been paid consistently
                         (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding.

                   (3) A Discount Factor of 250% will be applied if the market capitalization (including common stock and preferred stock) of an issuer is below $500 million.



                           (ii) Debt Securities of REITs and Other Real Estate Companies(1):

                   ------------------- -------- ------- -------- ------- -------- -------- -------
                   Maturity in Years     Aaa      Aa       A      Baa      Ba        B     NR(2)
                   ------------------- -------- ------- -------- ------- -------- -------- -------
                           1            109%     112%    115%     118%    119%     125%     250%
                   ------------------- -------- ------- -------- ------- -------- -------- -------
                           2            115%     118%    122%     125%    127%     133%     250%
                   ------------------- -------- ------- -------- ------- -------- -------- -------
                           3            120%     123%    127%     131%    133%     140%     250%
                   ------------------- -------- ------- -------- ------- -------- -------- -------
                           4            126%     129%    133%     138%    140%     147%     250%
                   ------------------- -------- ------- -------- ------- -------- -------- -------
                           5            132%     135%    139%     144%    146%     154%     250%
                   ------------------- -------- ------- -------- ------- -------- -------- -------
                           7            139%     143%    147%     152%    156%     164%     250%
                   ------------------- -------- ------- -------- ------- -------- -------- -------
                           10           145%     150%    155%     160%    164%     173%     250%
                   ------------------- -------- ------- -------- ------- -------- -------- -------
                           15           150%     155%    160%     165%    170%     180%     250%
                   ------------------- -------- ------- -------- ------- -------- -------- -------
                           20           150%     155%    160%     165%    170%     190%     250%
                   ------------------- -------- ------- -------- ------- -------- -------- -------
                           30           150%     155%    160%     165%    170%     191%     250%
                   ------------------- -------- ------- -------- ------- -------- -------- -------


                   (1) The Moody's Discount Factors for debt securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

                   (2) Unrated debt securities are limited to 10% of discounted
                       Moody's Eligible Assets. If a security is unrated by Moody's but is rated by S&P, a rating two numeric ratings below the S&P rating will be used, e.g., where the S&P rating is AAA, a Moody's rating of Aa2 will be used; where the S&P rating is AA+, a Moody's rating of Aa3 will be used. If a security is unrated by either Moody's or S&P, the percentage set forth under "NR" in this table will be used.

                           (iii) U.S. Treasury Securities and U.S. Treasury Strips:

                -------------------------------------------------------- ------------------- ------------------
                                                                            U.S Treasury       U.S. Treasury
                                                                             Securities           Strips
                                                                          Discount Factor     Discount Factor
                -------------------------------------------------------- ------------------- ------------------
                1 year or less.........................................         107%               107%
                -------------------------------------------------------- ------------------- ------------------
                2 years or less (but longer than 1 year)...............         113%               114%
                -------------------------------------------------------- ------------------- ------------------
                3 years or less (but longer than 2 years)..............         118%               120%
                -------------------------------------------------------- ------------------- ------------------
                4 years or less (but longer than 3 years)..............         123%               127%
                -------------------------------------------------------- ------------------- ------------------
                5 years or less (but longer than 4 years)..............         128%               133%
                -------------------------------------------------------- ------------------- ------------------
                7 years or less (but longer than 5 years)..............         135%               145%
                -------------------------------------------------------- ------------------- ------------------
                10 years or less (but longer than 7 years).............         141%               159%
                -------------------------------------------------------- ------------------- ------------------
                15 years or less (but longer than 10 years)............         146%               184%
                -------------------------------------------------------- ------------------- ------------------
                20 years or less (but longer than 15 years)............         154%               211%
                -------------------------------------------------------- ------------------- ------------------
                30 years or less (but longer than 20 years)............         154%               236%
                -------------------------------------------------------- ------------------- ------------------


                  (iv) Short-Term Money Market Instruments and Cash. The Moody's Discount Factor applied to Moody's Eligible Assets that are Short-Term Money Market Instruments will be

                           (1) 100%, so long as such portfolio securities mature
                  or have a demand feature at par exercisable within 49 days of the relevant Valuation Date,

                           (2) 102%, so long as such portfolio securities mature
                  or have a demand feature at par not exercisable within 49 days of the relevant Valuation Date, and

                           (3) 125%, if such securities are not rated by
                  Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP- 1+/AA by S&P and mature or have a demand feature at par exercisable within 49 days of the relevant Valuation Date.

                           (4) A Moody's Discount Factor of 100% will be applied
                  to cash.

         (yy) "Moody's Eligible Assets" means

                  (i) Common stock, preferred stock and any debt security of REITs and Other Real Estate Companies.

                           (1) Common stock of REITs and preferred stock and any
                  debt security of REITs and Other Real Estate Companies: (A) which comprise at least 7 of the 14 Moody's Real Estate Industry/Property Sector Classifications listed below and of which no more than 35% may constitute a single such classification; (B) which in the aggregate constitute at least 40 separate classes of common stock, preferred stock, and debt securities, issued by at least 30 issuers; (C) issued by a single issuer which in the aggregate constitute no more than 7.0% of the Market Value of Moody's Eligible Assets, and (D) issued by a single issuer which, with respect to 50% of the Market Value of Moody's Eligible Assets, constitute in the aggregate no more than 5% of the Market Value of Moody's Eligible Assets; and

                           (2) Unrated debt securities issued by an issuer
                  which: (A) has not filed for bankruptcy within the past three years; (B) is current on all payments of principal and interest on its fixed income obligations; (C) is current on all preferred stock dividends; and (D) possesses a current, unqualified auditor's report without qualified, explanatory language; which unrated debt securities in the aggregate do not exceed 10% of the discounted Moody's Eligible Assets;

                  (ii) Interest rate swaps entered into according to International Swap Dealers Association standards if:

                           (1) the counterparty to the swap transaction has a
                  short-term rating of not less than P-1 or, if the counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating is Aa3 or higher; and

                           (2) the original aggregate notional amount of the
                  interest rate swap transaction or transactions is not to be greater than the Liquidation Preference of the Preferred Shares on the Date of Original Issue. Interest rate swap transactions will be marked-to-market daily;

                  (iii) U.S. Treasury Securities and Treasury Strips;

                  (iv) Short-Term Money Market Instruments so long as (A) such securities are rated at least P-1, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (C) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A1 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P and not rated by Moody's) need not meet any otherwise applicable Moody's rating criteria; and

                  (v) Cash (including, for this purpose, interest and dividends due on assets rated (A) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher if the payment date is within 49 days of the relevant valuation date) and receivables for Moody's Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms or (B) (1) with counterparties having a Moody's long-term debt rating of at least Baa3 or (2) with counterparties having a Moody's Short-Term Money Market Instrument rating of at least P-1.

         (zz) "Moody's Real Estate Industry/ Property Sector Classification" means, for the purposes of determining Moody's Eligible Assets, each of the following Industry Classifications (as defined by the National Association of Real Estate Investment Trusts ("NAREIT")):

                  (i) Office

                  (ii) Industrial

                  (iii)    Mixed

                  (iv)     Shopping Centers

                  (v)      Regional Malls

                  (vi)     Free Standing

                  (vii)    Apartments

                  (viii)   Manufactured Homes

                  (ix)     Diversified

                  (x)      Lodging/Resorts

                  (xi)     Health Care

                  (xii)    Home Financing

                  (xiii)   Commercial Financing

                  (xiv)    Self Storage

         The Trust will use its discretion in determining which NAREIT Industry Classification is applicable to a particular investment in consultation with the Independent Accountant and/or Moody's, as necessary.

         (aaa) "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

         (bbb) "1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act Preferred Shares Asset Coverage (as required by paragraph 5 of Part I of this Section 11.1) as of the last Business Day of each month, shall mean the last Business Day of the following month.

         (ccc) "1940 Act Preferred Shares Asset Coverage" shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest, including all outstanding Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock), determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

         (ddd) "Non-Call Period" has the meaning set forth under the definition of "Special Redemption Provisions."

         (eee) "Notice of Redemption" shall mean any notice with respect to the redemption of Preferred Shares pursuant to paragraph 8(c) of Part I of this
Section 11.1.

         (fff) "Notice of Special Rate Period" shall mean any notice with respect to a Special Rate Period of Preferred Shares pursuant to paragraph 3(b) of Part I of this Section 11.1.

         (ggg) "Order" and "Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 11.1.

         (hhh) "Other Real Estate Companies" means companies (other than REITs) which, in the judgment of the Trust's investment manager, generally derive at least 50% of their revenue from real estate or have at least 50% of their assets in real estate.

         (iii) "Outstanding" shall mean, as of any date, the number of Preferred Shares theretofore issued by the Trust except, without duplication, (i) any Preferred Shares theretofore canceled, redeemed or repurchased by the Trust, or delivered to the Auction Agent for cancellation, redemption or repurchase or with respect to which the Trust has given notice of cancellation, redemption or repurchase and irrevocably deposited with the Auction Agent sufficient funds to redeem or repurchase such shares and (ii) any Preferred Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust. Notwithstanding the foregoing, (A) in connection with any Auction, any Preferred Shares as to which the Trust or an Affiliate (other than an Affiliate that is a Broker-Dealer) is the Existing Holder will be disregarded and not deemed Outstanding; (B) for purposes of determining the Preferred Shares Basic Maintenance Amount, Preferred Shares held by the Trust will be disregarded and not deemed Outstanding.

         (jjj) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         (kkk) "Potential Beneficial Owner" with respect to the Preferred Shares, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of Preferred Shares but that wishes to purchase Preferred Shares, or that is a Beneficial Owner of Preferred Shares that wishes to purchase additional Preferred Shares.

         (lll) "Potential Holder" with respect to the Preferred Shares, shall mean a Broker-Dealer (or any such other person as may be permitted by the Trust) that is not an Existing Holder of Preferred Shares or that is an Existing Holder of Preferred Shares that wishes to become the Existing Holder of additional Preferred Shares.

         (mmm) "Preferred Shares" shall have the meaning set forth under "DESIGNATION" above.

         (nnn) "Preferred Shares Basic Maintenance Amount" as of any Valuation Date, shall mean the dollar amount equal to the sum of:

                  (i) the sum of (A) the products resulting from multiplying the number of Outstanding Preferred Shares on such date by the Liquidation Preference (and applicable redemption premium, if any) per share; (B) the aggregate amount of dividends that will have accumulated at the Applicable Rate (whether or not earned or declared) for each Outstanding Preferred Share to the 30th day after such Valuation Date (or, with respect to a Special Rate Period, to the next Dividend Payment Date); (C) the amount of anticipated non-interest expenses of the Trust for the 90 days subsequent to such Valuation Date; (D) the amount of the current outstanding balances of any indebtedness which is senior to the Preferred Shares plus interest thereon actually accrued to such Valuation Date, together with 30 days' additional interest on the current outstanding balances calculated at the current rate; and
         (E) any other current liabilities payable during the 30 days subsequent to such Valuation Date, including, without limitation, other indebtedness due within one year and any redemption premium due with respect to a redemption of the Preferred Shares for which a Notice of Redemption has been given, as of such Valuation Date, to the extent not reflected in any of (i)(A) through (i)(D);

         less

                  (ii) the sum of any cash plus the value of any of the Trust's assets irrevocably deposited by the Trust for the payment of any (i)(B) through (i)(E) ("value," for purposes of this clause (ii), means the Discounted Value of the security, except that if a security matures prior to the relevant redemption payment date and is either fully guaranteed by the U.S. Government or is rated at least P-1 by Moody's, it will be valued at its face value).

         (ooo) "Preferred Shares Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the Preferred Shares Basic Maintenance Amount (as required by paragraph 6(a) of Part I of this Section 11.1) as of a given Valuation Date, shall mean the tenth Business Day following such Valuation Date.

         (ppp) "Preferred Shares Basic Maintenance Report" shall mean a report signed by the President, Chief Operating Officer, Treasurer or any Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Preferred Shares Basic Maintenance Amount.

         (qqq) "Premium Call Period" has the meaning set forth under the definition of "Special Redemption Provisions."

         (rrr) "Pricing Service" means any of the following: Bloomberg, Bridge Information Services, Chanin Capital Partners, CIBC World Markets, Thomson Financial Securities Management, Data Resources Inc., FRI Corporation, FT Interactive Data, International Securities Market Association, JP Morgan Pricing Services, Loan Pricing Corporation, Meenan, Mcdevitt & Co,. Inc., Merrill Lynch Securities Pricing Service, Muller Data Corp., Reuters, S&P/J.J. Kenny, Thomson Financial Securities Management, Telerate, Trepp Pricing, Van Kampen Merritt Investment Advisory Corp Pricing Service and Wood Gundy.

         (sss) "Quarterly Valuation Date" shall mean the last Valuation Date of each fiscal quarter of the Trust.

         (ttt) "Rate Period" shall mean the Initial Rate Period and any Subsequent Rate Period, including any Special Rate Period.

         (uuu) "Rate Period Days," for any Rate Period or Dividend Period, means the number of days that would constitute such Rate Period or Dividend Period but for the application of paragraph 2(d) of Part I of this Section 11.1.

         (vvv) "Rating Agency" means a nationally recognized statistical rating organization.

         (www) "Redemption Default" has the meaning set forth in paragraph 2(e)(ii) of Part I of this Section 11.1.

         (xxx) "Redemption Price" shall mean the applicable redemption price specified in paragraph 8(a) or paragraph 8(b), as the case may be, of Part I of this Section 11.1.

         (yyy) "Reference Rate" means the applicable "AA" Financial Composite Commercial Paper Rate (for a Dividend Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Dividend Period of 184 days or more).

         (zzz) "REIT" means a real estate investment trust.

         (aaaa) "Remaining Shares" shall have the meaning specified in paragraph 4(a)(iv) of Part II of this Section 11.1.

         (bbbb) "S&P" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors.

         (cccc) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         (dddd) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Trust which agrees to follow the procedures required to be followed by such securities depository in connection with the Preferred Shares.

         (eeee) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Section 11.1.

         (ffff) "Senior Unsecured Rating" shall mean the opinion of a Rating Agency of the ability of an entity to honor senior unsecured financial obligations and contracts denominated in foreign and/or domestic currency.

         (gggg) "Series M" shall mean the Series M Auction Market Preferred Shares.

         (hhhh) "Short-Term Money Market Instruments" shall mean the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days:

                  (i) commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

                  (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

                  (iii) overnight funds; and

                  (iv) U.S. Government Securities.

         (iiii) "Special Rate Period" shall have the meaning specified in paragraph 3(a) of Part I of this Section 11.1. For the avoidance of doubt, a Minimum Rate Period shall not be deemed to be a Special Rate Period.

         (jjjj) "Special Redemption Provisions" means, with respect to any Special Rate Period of more than one year, either, or any combination of (i) a period (a "Non-Call Period") determined by the Board of Trustees after consultation with the Broker-Dealers, during which the shares subject to such Special Rate Period are not subject to redemption at the option of the Trust and
(ii) a period (a "Premium Call Period"), consisting of a number of whole years as determined by the Board of Trustees after consultation with the Broker-Dealers, during each year of which the shares subject to such Special Rate Period will be redeemable at the Trust's option at a price per share equal to $25,000 plus accumulated but unpaid dividends (whether or not earned or declared) to (but not including) the date fixed for redemption plus a premium expressed as a percentage or percentages of $25,000 or expressed as a formula using specified variables, in each case as determined by the Board of Trustees after consultation with the Broker-Dealers.

         (kkkk) "Submission Deadline" shall mean 1:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time

         (llll) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph 3(a) of Part II of this Section 11.1.

         (mmmm) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of this Section 11.1.

         (nnnn) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of this Section 11.1.

         (oooo) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of this Section 11.1.

         (pppp) "Subsequent Rate Period" shall mean the period from and including the first day following the Initial Rate Period to but excluding the next Dividend Payment Date and any period thereafter from and including one Dividend Payment Date to but excluding the next succeeding Dividend Payment Date; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.

         (qqqq) "Substitute Commercial Paper Dealer" shall mean Credit Suisse First Boston or Morgan Stanley & Co., Incorporated or their respective affiliates or successors, if such entities are commercial paper dealers; provided, however, that none of the entities named above shall be a Commercial Paper Dealer.

         (rrrr) "Substitute Rating Agency" means a Rating Agency selected by the Trust to act as a substitute Rating Agency to determine the credit rating of the Preferred Shares.

         (ssss) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 3(a) of Part II of this Section 11.1.

         (tttt) "Treasury Bill" shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of 364 days or less.

         (uuuu) "Treasury Index Rate" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity, treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15 (519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, then the foregoing computations shall be based upon the average of comparable data as quoted to the Trust by at least three U.S. Government Securities Dealers.

         (vvvv) "Trust" shall mean AEW Real Estate Income Fund.

         (wwww) "Trustees" shall mean the trustees of the Trust.

         (xxxx) "U.S. Government Securities" shall mean direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption, including, without limitation, U.S. Treasury Securities and U.S. Treasury Strips.

         (yyyy) "U.S. Government Securities Dealer" shall mean Lehman Government Securities Incorporated, Goldman, Sachs & Co., Salomon Brothers Inc., Morgan Guaranty Trust Company of New York and any other U.S. Government Securities dealer selected by the Trust as to which Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares) shall not have objected, and in each case their respective affiliates or successors, if such entities are U.S. Government Securities dealers.

         (zzzz) "U.S. Treasury Securities" shall mean direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

         (aaaaa) "U.S. Treasury Strips" shall mean securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program of the U.S. Treasury.

         (bbbbb) "Valuation Date" shall mean, for purposes of determining whether the Trust is maintaining the Preferred Shares Basic Maintenance Amount, the last Business Day of each week or such other date as the Trust and Fitch (if Fitch is then rating the Preferred Shares) and Moody's (if Moody's is then rating the Preferred Shares) may agree to for purposes of determining the Preferred Shares Basic Maintenance Amount.

         (ccccc) "Voting Period" shall have the meaning specified in paragraph 4(b)(i) of Part I of this Section 11.1.

         (ddddd) "Winning Bid Rate" shall have the meaning specified in paragraph 3(a) of Part II of this Section 11.1.

                                    PART 1.

1.       Number of Authorized Shares.

          The number of authorized shares constituting Series M shall be 1,120 shares.

2.       Dividends.

                  (a) Ranking. The Preferred Shares shall rank on a parity with one another and with shares of any other series of preferred shares of beneficial interest issued by the Trust as to the payment of dividends by the Trust and the distribution of assets upon liquidation of the Trust.

                  (b) Cumulative Cash Dividends. The Holders of Preferred Shares shall be entitled to receive, when, as and if declared by the Trustees, out of funds legally available therefor in accordance with the Declaration of Trust and applicable law, cumulative cash dividends at the Applicable Rate, determined as set forth in paragraph 2(e) of this
         Part I, and no more, payable on the Dividend Payment Dates determined pursuant to paragraph 2(d) of this Part I. Holders of Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on the Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Shares which may be in arrears, and, except to the extent set forth in paragraph 2(e)(iii) of this Part I, no additional sum of money shall be payable in respect of any such arrearage.

                  (c) Dividends Cumulative from Date of Original Issue. Dividends on the Preferred Shares shall accumulate at the Applicable Rate from the Date of Original Issue thereof.

                  (d) Dividend Payment Dates and Adjustment Thereof. Dividends shall be payable on the Preferred Shares for the Initial Rate Period on the Initial Dividend Payment Date, and on each 7th day thereafter (each date being a "Dividend Payment Date"); provided, however, that:

                           (i) if the day on which dividends would otherwise be
                  payable is not a Business Day, then such dividends shall be payable on the first Business Day that falls after such day (subject to paragraph 7 of Part II of this Section 11.1); and

                           (ii) notwithstanding this paragraph 2(d), the
                  Dividend Payment Dates with respect to a Special Rate Period shall be determined in the discretion of the Trust and set forth in the Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Auction Agent, which Notice of Special Rate Period shall be filed with the Secretary of the Trust; provided, however, that with respect to any Special Rate Period consisting of more than 30 days, dividends shall be payable on first Business Day of each calendar month within such Special

                  Rate Period, if applicable, and on the Business Day following the last day of such Special Rate Period.

                           (iii) Each Dividend Payment Date determined pursuant
                  to this paragraph 2(d) shall be a Business Day when determined (and if not a Business Day at the time of payment, the provisions of clause (i) above will apply, subject to paragraph 7 of Part II of this Section 11.1);

                           (iv) Although any particular Dividend Payment Date
                  may not occur on the originally scheduled date because of the provisions hereof, the next succeeding Dividend Payment Date, subject to such provisions, will occur on the next following originally scheduled date; and

                           (v) notwithstanding the above, if for any reason a
                  Dividend Period for the Preferred Shares is scheduled to begin on the same day and end on the same day as a Dividend Period for any other series of preferred shares of beneficial interest of the Trust, then the last day of such Dividend Period for such other series of preferred shares of beneficial interest shall be the second Business Day next succeeding such scheduled day unless the Trust obtains the opinion of tax counsel referred to in this paragraph. Subject to the limitation in the next sentence, if for any reason a Dividend Payment Date cannot be fixed as described above, then the Trustees shall otherwise fix the Dividend Payment Date. In no event, however, may the Dividend Period of the Preferred Shares be co-extensive with any dividend period of any other series of preferred shares of beneficial interest unless the Trust has received an opinion of tax counsel that having such co-extensive periods will not affect the deductibility, for federal income tax purposes, of dividends paid on the different series of preferred shares of beneficial interest.

                  (e)      Dividend Rates and Calculation of Dividends.

                           (i) Dividend Rates. The dividend rate on the
                  Preferred Shares during the period from and after the Date of Original Issue to and including the last day of the Initial Rate Period shall be the Initial Dividend Rate. For each Subsequent Rate Period thereafter, the dividend rate on the Preferred Shares shall be equal to the rate per annum that results from an Auction (but the rate set at the Auction may not exceed the Maximum Rate) on the Auction Date next preceding such Subsequent Rate Period; provided, however, that if an Auction for any such Subsequent Rate Period is not held for any reason (except as provided in paragraph 7 of Part II of this Section 11.1), the dividend rate for such Subsequent Rate Period will be the Maximum Rate on the Auction Date therefore (except (A) during a Default Period when the dividend rate shall be the Default Rate, as set forth in paragraph 2(e)(ii) below, or (ii) after a Default Period and prior to the beginning of the next Dividend Period, when the dividend rate shall be the

                  Maximum Rate at the close of business on the last day of such Default Period). The rate per annum at which dividends are payable on the Preferred Shares for any Rate Period thereof in accordance with this Section 11.1 is herein referred to as the "Applicable Rate."

                           (ii) Default Period. Subject to the cure provisions
                  in paragraph 2(e)(iii) below, a "Default Period" will commence on any date the Trust fails to deposit irrevocably in trust with the Auction Agent, not later than 12:00 Noon, New York City time, (A) on any Dividend Payment Date, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on the Preferred Shares (a "Dividend Default") or (B) on any redemption date set by the Trust with respect to any Preferred Shares, in funds available on such redemption date in The City of New York, New York, the full amount of any Redemption Price to be paid on such redemption date for any Preferred Shares with respect to which a Notice of Redemption has been mailed pursuant to paragraph 8(c) of Part I of this
                  Section 11.1 (a "Redemption Default," and together with a Dividend Default, hereinafter referred to as a "Default"); provided, however, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of Preferred Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

                           Subject to the cure provisions of paragraph 2(e)(iii)
                  below, a Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid Redemption Price, as applicable, shall have been deposited irrevocably in trust in same-day funds with the Auction Agent. The Applicable Rate for each Dividend Period commencing during a Default Period will be equal to the Default Rate, and each subsequent Dividend Period commencing during a Default Period shall be a Minimum Rate Period; provided, however, that the commencement of a Default Period will not by itself cause the commencement of a new Dividend Period. No Auction shall be held during a Default Period. The "Default Rate" shall be equal to the Reference Rate multiplied by three (3).

                           (iii) Curing a Default. No Default Period with
                  respect to a Dividend Default or Redemption Default shall be deemed to commence if the amount of any dividend or any Redemption Price due (if such default is not solely due to the willful failure of the Trust to pay such dividend or Redemption Price) is deposited irrevocably in trust, in same-day funds with the Auction Agent by 12:00 noon, New York City time, within three Business Days after the applicable Dividend

                  Payment Date or redemption date set by the Trust, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days comprising the period beginning on the applicable Dividend Payment Date or redemption date and ending on the date of such deposit, divided by 360 (a "Late Charge"). In the case of a default that is solely due to the willful failure of the Trust to pay a dividend or Redemption Price when due, the provisions of paragraph 2(e)(ii) above shall apply.

                           (iv) Calculation of Dividends. The amount of
                  dividends per share payable on the Preferred Shares on any date on which dividends shall be payable on the Preferred Shares shall be computed by multiplying the Applicable Rate in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof that such share was outstanding and the denominator of which shall be 360; and multiplying the rate obtained by $25,000, and rounding the amount so obtained to the nearest cent.

                  (f) Dividend Payments by Trust to Auction Agent. The Trust shall pay to the Auction Agent, not later than 12:00 noon, New York City time on each Dividend Payment Date for the Preferred Shares, an aggregate amount of funds available on such Dividend Payment Date equal to the dividends to be paid to all Holders of the Preferred Shares on such Dividend Payment Date. The Trust shall not be required to establish any reserves for payment of dividends on the Preferred Shares.

                  (g) Auction Agent as Trustee of Dividend Payments by Trust. All moneys paid to the Auction Agent for the payment of dividends or any Redemption Price (or for the payment of any Late Charge) shall be held in trust for the payment of such dividends or any Redemption Price (and any such Late Charge) by the Auction Agent for the benefit of the Holders specified in paragraph 2(i) of this Part I of this Section
         11.1. Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of such dividends or Redemption Price (and any such Late Charge) will, to the extent permitted by law, be repaid to the Trust at the end of 90 days from the date on which such moneys were so to have been applied.

                  (h) Dividends Paid to Holders. Each dividend on Preferred Shares shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear on the record books of the Trust on the Business Day next preceding such Dividend Payment Date.

                  (i) Dividends Credited Against Earliest Accumulated But Unpaid Dividends. Any dividend payment made on Preferred Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid on any date as may be fixed by the Trustees, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Trust on the record date fixed by the Trustees, not exceeding 15 days preceding the payment date thereof.

3.       Designation of Special Rate Periods.

                  (a) Length of and Preconditions for Special Rate Period. The Trust, in consultation with the Lead Broker-Dealer, may designate any succeeding Subsequent Rate Period for the Preferred Shares as a "Special Rate Period" consisting of a specified number of Rate Period Days evenly divisible by 7 and not more than 1,820. A designation of a Special Rate Period shall be effective only if (A) notice thereof shall have been given as provided herein, (B) an Auction shall have been held on the Auction Date immediately preceding the first day of such proposed Special Rate Period and Sufficient Clearing Bids shall have existed in such Auction, (C) if any Notice of Redemption shall have been mailed by the Trust pursuant to paragraph 8(c) of this Part I with respect to any Preferred Shares, the Redemption Price with respect to such shares shall have been deposited with the Auction Agent and, if such redemption is subject to one or more conditions precedent, each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption, (D) full cumulative dividends on the Preferred Shares shall have been paid in full or deposited with the Auction Agent, (E) the Trust shall have obtained written confirmation from Moody's and Fitch, if Moody's and Fitch are then rating the Preferred Shares, and from any Substitute Rating Agency then rating the Preferred Shares, that such proposed Special Rate Period will not impair the rating then assigned by Moody's, Fitch or such Substitute Rating Agency to the Preferred Shares, and (F) the Lead Broker-Dealer shall not have objected to the declaration of the proposed Special Rate Period in writing.

                  (b) Notice of Proposed Special Rate Period. If the Trust proposes to designate any succeeding Rate Period as a Special Rate Period pursuant to paragraph 3(a) of this Part I, not fewer than seven Business Days (or two Business Days in the event the duration of the Dividend Period prior to such Special Rate Period is fewer than eight days) nor more than 30 Business Days prior to the date the Trust proposes to designate as the first day of such Special Rate Period, notice shall be (i) made by press release and (ii) communicated by the Trust by telephonic or other means to the Auction Agent and each Broker-Dealer and confirmed in writing promptly thereafter. Each such notice (a "Notice of Special Rate Period") shall state (A) that the Trust proposes to exercise its option to designate a Special Rate Period, specifying the first and last days thereof and the Maximum Rate for such Special Rate Period and (B) that the Trust will by 3:00 P.M., New York City time, on the second Business Day next preceding the first day of such Special Rate Period, notify the Auction Agent, who will promptly notify the Broker-Dealers, of either (x) its determination, subject to certain conditions, to proceed with such Special Rate Period, subject to the terms of any Special Redemption Provisions, or
         (y) its determination not to proceed with such Special Rate Period, in which latter event the succeeding Dividend Period shall be a Minimum Rate Period. No later than 3:00 P.M.,

         New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period, the Trust shall deliver to the Auction Agent, who will promptly deliver to the Broker-Dealers and Existing Holders, either:

                           (I) a notice stating (A) that the Trust has
                  determined to designate the next succeeding Rate Period as a Special Rate Period, specifying the first and last days thereof and (B) the terms of any Special Redemption Provisions; or

                           (II) a notice stating that the Trust has determined
                  not to exercise its option to designate a Special Rate Period.

         If the Trust fails to deliver the notices required by this provision with respect to any designation of any proposed Special Rate Period to the Auction Agent by 3:00 P.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period, the Trust shall be deemed to have delivered a notice to the Auction Agent with respect to such Dividend Period to the effect set forth in clause (II) above.

                  (c) Special Redemption Provisions. Subject to the next sentence, the Notice of Special Rate Period relating to a Special Rate Period of the Preferred Shares, as delivered to the Auction Agent and Broker-Dealers and filed with the Secretary of the Trust, shall set forth any Special Redemption Provisions with respect to such Special Rate Period. A Notice of Special Rate Period may contain Special Redemption Provisions only if the Trustees, after consultation with the Broker-Dealers, determine that such Special Redemption Provisions are in the best interest of the Trust.

4.       Voting Rights.

                  (a) One Vote Per Share of Preferred Shares. Except as otherwise provided herein or in the Declaration of Trust or as otherwise required by law, (i) each Holder of Preferred Shares shall be entitled to one vote for each Preferred Share held by such Holder on each matter submitted to a vote of shareholders of the Trust, and (ii) the holders of outstanding preferred shares of beneficial interest of the Trust, including the Preferred Shares, and of Common Shares shall vote together as a single class; provided, however, that, subject to the division of the Trustees into classes with respect to their respective terms of office, as provided in the Declaration of Trust, at any meeting of the shareholders of the Trust held for the election of Trustees, the holders of outstanding preferred shares of beneficial interest of the Trust, including the Preferred Shares, represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust, to elect two Trustees of the Trust, each Preferred Share entitling the holder thereof to one vote. Subject to paragraph 4(b) of this Part I, the holders of outstanding Common Shares and preferred shares of beneficial interest, including the Preferred Shares, voting together as a single class, shall elect the balance of the Trustees.

(b)      Voting for Additional Trustees.

                  (i) Voting Period. Except as otherwise provided in the Declaration of Trust or as otherwise required by law, during any period in which any one or more of the conditions described in subparagraphs
         (A) or (B) of this subparagraph (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Trustees shall be automatically increased by the smallest number that, when added to the two Trustees elected exclusively by the holders of preferred shares of beneficial interest, including the Preferred Shares, would constitute a majority of the Trustees as so increased by such smallest number, and the holders of preferred shares of beneficial interest, including the Preferred Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional Trustees, together with the two Trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

                           (A) if at the close of business on any Dividend
                  Payment Date accumulated dividends (whether or not earned or declared) on any outstanding preferred shares of beneficial interest, including the Preferred Shares, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

                           (B) if at any time holders of preferred shares of
                  beneficial interest, including the Preferred Shares, are entitled under the 1940 Act to elect a majority of the Trustees of the Trust.

                  Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of preferred shares of beneficial interest upon the further occurrence of any of the events described in this subparagraph (b)(i).

                  (ii) Notice of Special Meeting. As soon as practicable after the accrual of any right of the holders of preferred shares of beneficial interest, including the Preferred Shares, to elect additional Trustees as described in paragraph 4(b)(i) of this Part I, the Trust shall so notify the Auction Agent and a special meeting of such holders shall be called by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 90 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if such special meeting is not called, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of preferred shares of beneficial interest, including the Preferred Shares, held during a Voting Period at which

         Trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of Trustees prescribed in paragraph 4(b)(i) of this Part I on a one-vote-per-share basis.

                  (iii) Terms of Office of Existing Trustees. The terms of office of all persons who are Trustees of the Trust at the time of a special meeting of Holders and holders of other preferred shares of beneficial interest to elect Trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of Trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent Trustees elected by the Holders and such other holders of preferred shares of beneficial interest and the remaining incumbent Trustees elected by the holders of the Common Shares and preferred shares of beneficial interest, shall constitute the duly elected Trustees.

                  (iv) Terms of Office of Certain Trustees to Terminate upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional Trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph 4(b)(i) of this Part I shall automatically terminate, the remaining Trustees shall constitute the Trustees of the Trust and the voting rights of the Holders and such other holders to elect additional Trustees pursuant to paragraph 4(b)(i) of this Part I shall cease, subject to the provisions of the last sentence of paragraph 4(b)(i) of this Part I.

         (c)      Holders of Preferred Shares to Vote on Certain Other Matters.

                  (i) Increase in Capitalization; Voluntary Petition for Bankruptcy. So long as any Preferred Shares are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a "majority of the outstanding" Preferred Shares (unless a higher percentage is provided for herein or in the Declaration of Trust or by applicable law), in person or by proxy, either in writing or at a meeting, voting as a separate class, authorize, create or issue any class or series of shares ranking prior to or on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, or authorize, create or issue additional Preferred Shares (except that, notwithstanding the foregoing, but subject to the provisions of these Bylaws, the Trustees, without the vote or consent of the Holders of Preferred Shares, may from time to time authorize and create, and the Trust may from time to time issue, additional Preferred Shares or classes or series of other preferred shares of beneficial interest ranking on a parity with Preferred Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust if the Trust receives written confirmation from

         Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) and from any Substitute Rating Agency then rating the Preferred Shares that such authorization, creation or issuance would not impair the rating then assigned by such Rating Agency to the Preferred Shares). So long as any Preferred Shares are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a "majority of the outstanding" Preferred Shares (unless a higher percentage is provided for herein or in the Declaration of Trust or by applicable law), in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent.

                  For purposes of paragraph 4 of this Part I, "majority of the outstanding" Preferred Shares (or any other series of preferred shares of beneficial interest of the Trust, as applicable) means (i) 67% or more of such shares present at a meeting or represented by proxy, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less.

                  To the extent not prohibited by these Bylaws, the Declaration of Trust or applicable law, in the event more than one series of preferred shares of beneficial interest of the Trust is outstanding, if any action with respect to which Holders of Preferred Shares or of other preferred shares of beneficial interest of the Trust are granted voting rights under paragraph 4 of this Part I (including without limitation paragraphs 4(c) and 4(d)) would adversely affect the rights of one or more series of the Trust's preferred shares of beneficial interest (including the Preferred Shares) (each an "Affected Series") in a manner different from any other series of preferred shares of beneficial interest of the Trust, the Trust will not approve any such action without the affirmative vote or consent of the Holders of at least a "majority of outstanding" shares of each such Affected Series outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting as a separate class).

                  (ii) 1940 Act Matters. Unless a higher percentage is provided for herein or in the Declaration of Trust or by applicable law, (A) the affirmative vote of the Holders of at least a "majority of the outstanding" Preferred Shares, voting as a separate class, shall be required to approve any conversion of the Trust from a closed-end to an open-end investment company and (B) the affirmative vote of the Holders of a "majority of the outstanding" Preferred Shares, voting as a separate class, shall be required to approve any plan of "reorganization" (as such term is defined in Section 2(a)(33) of the 1940 Act) adversely affecting such shares. The affirmative vote of the Holders of at least a "majority of the outstanding" Preferred Shares, voting as a separate class, shall be required to approve any action not described in the first sentence of this paragraph 4(c)(ii) requiring a vote of security holders of the Trust under section 13(a) of the 1940 Act. In the event a vote of Holders of Preferred Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Trust shall, not later than ten Business Days after the date on which such vote is taken, notify Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) of the results of such vote.

         (d) Board May Take Certain Actions Without Shareholder Approval. The Trustees, without the vote or consent of the shareholders of the Trust, may from time to time amend, alter or repeal any provision of this Section 11.1 if such amendment, alteration or repeal would not adversely affect the preferences, rights or powers of the Holders of Preferred Shares or the holders of any other preferred shares of beneficial interest of the Trust expressly set forth in the Declaration of Trust or Bylaws; provided, however, that the Trustees receive written confirmation from Moody's (such confirmation being required to be obtained only in the event Moody's is then rating the Preferred Shares) or Fitch (such confirmation being required to be obtained only in the event that Fitch is then rating the Preferred Shares) that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares) to the Preferred Shares. To the extent any shareholder vote is required under paragraph 4(d) of this Part I, (i) the affirmative vote of the Holders of at least a "majority of outstanding" Preferred Shares (or other series of preferred shares of beneficial interest of the Trust, as applicable) shall be required (unless a higher percentage is provided for herein or in the Declaration of Trust or by applicable law) and (ii) holders of Common Shares will have no rights unless required by law, the Declaration of Trust or these Bylaws.

         For purposes of the foregoing and paragraph 4(c) above, no matter shall be deemed adversely to affect any preference, right or power of a Holder of Preferred Shares or a holder of any other preferred shares of beneficial interest of the Trust unless such matter (a) adversely alters or abolishes any preferential right of such shares; (b) creates, adversely alters or abolishes any right in respect of redemption of such shares; or (c) creates or adversely alters (other than to abolish) any restriction on transfer applicable to such shares.

         Notwithstanding the foregoing, the Trustees may, without the vote or consent of the Holders of the Preferred Shares, from time to time amend, alter or repeal any or all of the provisions of paragraph 10 of this Part I, as well as any or all of the definitions contained within this Section 11.1 (and any terms defined within, or related to, such definitions), and any such amendment, alteration or repeal will be deemed not to affect the preferences, rights or powers of the Preferred Shares or the Holders thereof, provided the Trustees receive written confirmation from Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) that any such amendment, alteration or repeal would not impair the ratings then assigned to the Preferred Shares by Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares); provided, however, that such confirmation shall in no event be required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency's rating of the Preferred Shares.

         (e) Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, the Holders of Preferred Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

         (f) No Preemptive Rights or Cumulative Voting. The Holders of Preferred Shares shall have no preemptive rights or rights to cumulative voting.

         (g) Voting for Trustees Sole Remedy for Trust's Failure to Pay Dividends. In the event that the Trust fails to pay any dividends on the Preferred Shares, the exclusive remedy of the Holders shall be the right to vote for Trustees pursuant to the provisions of this paragraph 4.

         (h) Holders Entitled to Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Section 11.1, by provisions of the Declaration of Trust, by statute or otherwise, no Holder shall be entitled to vote any Preferred Share and no Preferred Share shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph 8(c) of this Part I and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose. No Preferred Shares held by the Trust shall have any voting rights or be deemed to be outstanding for voting or other purposes.

5.       1940 Act Preferred Shares Asset Coverage.

         The Trust shall maintain, as of the last Business Day of each month in which any Preferred Shares are outstanding, the 1940 Act Preferred Shares Asset Coverage.

6.       Preferred Shares Basic Maintenance Amount.

         (a) So long as Preferred Shares are outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Fitch is then rating the

         Preferred Shares) and Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Moody's is then rating the Preferred Shares).

                  (b) (i) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the Preferred Shares Basic Maintenance Amount, and on the third Business Day after the Preferred Shares Basic Maintenance Cure Date with respect to such Valuation Date, the Trust shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) and the Auction Agent (if either Moody's or Fitch is then rating the Preferred Shares) a Preferred Shares Basic Maintenance Report as of the date of such failure or such Preferred Shares Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to each such party if such party receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to such party for delivery on the next Business Day the full Preferred Shares Basic Maintenance Report.

                           (i) The Trust shall also deliver a Preferred Shares
                  Basic Maintenance Report to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares):

                                    (A) As of the last Valuation Date of each
                           calendar month (or, if such day is not a Business Day, the immediately preceding Business Day), and

                                    (B) As of any Quarterly Valuation Date, in
                           each case on or before the third Business Day after such day.

         A failure by the Trust to deliver a Preferred Shares Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Preferred Shares Basic Maintenance Report indicating the Discounted Value for all assets of the Trust is less than the Preferred Shares Basic Maintenance Amount, as of the relevant Valuation Date.

                  (c) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph 6(b)(ii)(B) of this Part I relating to a Quarterly Valuation Date, the Trust shall deliver to Moody's (if Moody's is then rating the Preferred Shares), Fitch (if Fitch is then rating the Preferred Shares) and the Auction Agent (if either Moody's or Fitch is then rating the Preferred Shares) a letter from the Independent Accountant (an "Accountant's Confirmation") regarding the mathematical accuracy of the calculations reflected in such Preferred Shares Basic Maintenance Report (and in any other Preferred Shares Basic Maintenance Report, randomly selected by the Independent Accountant, that was prepared by the Trust during the quarter ending on such Quarterly Valuation Date).

                  (d) Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph 6(b)(i) of this Part I relating to any Valuation Date on which the Trust failed to satisfy the Preferred Shares Basic Maintenance Amount, and relating to the Preferred Shares Basic Maintenance Cure Date with respect to such failure to satisfy the Preferred Shares Basic Maintenance Amount, the Trust shall cause the Independent Accountant to provide to Moody's (if Moody's is then rating the Preferred Shares), Fitch (if Fitch is then rating the Preferred Shares) and the Auction Agent (if either Moody's or Fitch is then rating the Preferred Shares) an Accountant's Confirmation regarding the mathematical accuracy of the calculations set forth in such Preferred Shares Basic Maintenance Report.

                  (e) If any Accountant's Confirmation delivered pursuant to paragraph 6(c) or 6(d) of this Part I shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) or Fitch Eligible Assets (if Fitch is then rating the Preferred Shares), as the case may be, of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Preferred Shares Basic Maintenance Report to Moody's (if Moody's is then rating the Preferred Share), Fitch (if Fitch is then rating the Preferred Shares) and the Auction Agent (if either Moody's or Fitch is then rating the Preferred Shares) promptly following receipt by the Trust of such Accountant's Confirmation.

                  (f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the Preferred Shares, the Trust shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) a Preferred Shares Basic Maintenance Report as of the close of business on such Date of Original Issue. Within ten Business Days of such Date of Original Issue, the Trust shall cause the Independent Accountant to deliver in writing to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) an Accountant's Confirmation regarding the mathematical accuracy of the calculations reflected in such Preferred Shares Basic Maintenance Report.

                  (g) On or before 5:00 p.m., New York City time, on the third Business Day after:

                           (i) the Trust shall have redeemed Common Shares,

                           (ii) the ratio of the Discounted Value of Moody's
                  Eligible Assets to the Preferred Shares Basic Maintenance Amount is less than or equal to 115%, if Moody's is then rating the Preferred Shares,

                           (iii) the ratio of the Discounted Value of Fitch
                  Eligible Assets to the Preferred Shares Basic Maintenance Amount is less than or equal to 115%, if Fitch is then rating the Preferred Shares, or

                           (iv) a written request by Moody's (if Moody's is then
                  rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares),

         the Trust shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares), as the case may be, a Preferred Shares Basic Maintenance Report as of the date of such event.

7.       Restrictions on Dividends and Other Distributions.

                  (a) Dividends on Parity Shares. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Trust ranking, as to the payment of dividends, on a parity with the Preferred Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the Preferred Shares through their most recent Dividend Payment Date. When dividends are not paid in full upon the Preferred Shares through their most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Trust ranking on a parity as to the payment of dividends with the Preferred Shares through their most recent respective dividend payment dates, all dividends declared upon the Preferred Shares and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with the Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on the Preferred Shares and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the Preferred Shares and such other class or series of shares of beneficial interest bear to each other.

                  (b) Dividends and Other Distributions with Respect to Common Shares Under the 1940 Act. The Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Trust maintains, at the time of any such declaration or purchase, the 1940 Act Preferred Shares Asset Coverage after deducting the amount of such dividend, distribution or purchase price, as the case may be.

                  (c) Other Restrictions on Dividends and Other Distributions. For so long as any Preferred Shares are outstanding, and except as otherwise contemplated by these Bylaws, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Trust ranking junior to the Preferred Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on the Preferred Shares through their most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Trust has redeemed the full number of Preferred Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (iii) immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) and Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) would each at least equal the Preferred Shares Basic Maintenance Amount.

8.       Redemption.

                  (a)      Optional Redemption.

                           (i) Subject to the provisions of subparagraph (iii)
                  of this paragraph 8(a) and to any applicable Special Redemption Provisions, Preferred Shares may be redeemed from time to time, at the option of the Trust, in whole or in part, on any Dividend Payment Date, out of funds legally available therefor, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption; provided, however, that Preferred Shares may not be redeemed at the option of the Trust during the Initial Rate Period.

                           (ii) If fewer than all of the outstanding Preferred
                  Shares are to be redeemed pursuant to subparagraph (i) of this paragraph 8(a), the number of shares to be redeemed shall be determined by the Trustees, and such shares shall be redeemed pro rata from the Holders of Preferred Shares in proportion to the number of Preferred Shares held by such Holders.

                           (iii) The Trust may not on any date give a Notice of
                  Redemption pursuant to paragraph 8(c) of this Part I in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date (1) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of Preferred Shares by reason of the redemption of such shares on such redemption date and (2) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) and Fitch Eligible Assets (if Fitch is then rating the Preferred

                  Shares) each at least equals the Preferred Shares Basic Maintenance Amount and would at least equal the Preferred Shares Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. The Trust shall not be required to have available Deposit Securities as described in clause (1) of this subparagraph
                  (iii) in respect of a redemption of the Preferred Shares, in whole or in part, contemplated to be effected pursuant to paragraph 8(a) where such redemption is subject to the issuance of shares of any other series of preferred shares of beneficial interest of the Trust.

                  (b) Mandatory Redemption. The Trust shall redeem Preferred Shares, at a redemption price equal to $25,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed by the Trustees for redemption, if the Trust fails to have either Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) or Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) with a Discounted Value greater than or equal to the Preferred Shares Basic Maintenance Amount or fails to maintain the 1940 Act Preferred Shares Asset Coverage, in each case in accordance with the terms of this Section 11.1, and such failure is not cured on or before the Preferred Shares Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be. The number of Preferred Shares to be redeemed shall be equal to the lesser of:

                           (i) the minimum number of Preferred Shares, together
                  with all other preferred shares of beneficial interest subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Preferred Shares Basic Maintenance Cure Date or the 1940 Act Cure Date, as the case may be, would have resulted in the Trust's (A) having Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) and Fitch Eligible Assets (if Fitch is then rating the Preferred Shares) with a Discounted Value greater than or equal to the Preferred Shares Basic Maintenance Amount or (B) maintaining the 1940 Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of Preferred Shares and other preferred shares of beneficial interest the redemption or retirement of which would have had such result, all Preferred Shares and other preferred shares of beneficial interest then outstanding shall be redeemed), and

                           (ii) the maximum number of Preferred Shares, together
                  with all other preferred shares of beneficial interest subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration of Trust and applicable law.

                  In determining the Preferred Shares required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy the Preferred Shares Basic Maintenance Amount or the 1940 Act Preferred Shares Asset

         Coverage, as the case may be, pro rata among Preferred Shares and other preferred shares of beneficial interest (and, then, pro rata among the Preferred Shares) subject to redemption or retirement.

                  The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than 20 days nor later than 40 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of the Preferred Shares and other preferred shares of beneficial interest that are required to be redeemed pursuant to (i) above but which cannot be redeemed because of the operation of (ii) above or the Trust otherwise is unable to effect such redemption on or prior to 40 days after such Cure Date, the Trust shall redeem those Preferred Shares and other preferred shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding Preferred Shares are to be redeemed pursuant to this paragraph 8(b), the number of Preferred Shares to be redeemed shall be redeemed pro rata from the Holders of Preferred Shares in proportion to the number of Preferred Shares held by such Holders.

                  (c) Notice of Redemption. If the Trust shall determine or be required to redeem Preferred Shares pursuant to paragraph 8(a) or 8(b) of this Part I, it shall mail a notice (a "Notice of Redemption") with respect to such redemption by first-class mail, postage prepaid, to each Holder of the Preferred Shares, at such Holder's address as the same appears on the record books of the Trust on the record date established by the Trustees, and shall provide such notice to the Auction Agent. Such Notice of Redemption shall be so mailed not less than 20 nor more than 45 days prior to the date fixed for redemption. Each such Notice of Redemption shall state:

                           (1) the redemption date;

                           (2) the number of Preferred Shares to be redeemed;

                           (3) the CUSIP number for the Preferred Shares;

                           (4) the Redemption Price;

                           (5) that dividends on the Preferred Shares to be
                  redeemed will cease to accumulate on such redemption date; and

                           (6) the provisions of this paragraph 8 under which
                  such redemption is made.

                  If fewer than all the Preferred Shares held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of Preferred Shares to be redeemed from such Holder. The Trust may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph 8(a) of this Part I that such redemption is subject to one or more conditions precedent and that the Trust shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

                  (d)      No Redemption Under Certain Circumstances.

                           (i) Notwithstanding the provisions of paragraphs 8(a)
                  or 8(b) of this Part I, if any dividends on the Preferred Shares (whether or not earned or declared) are in arrears, no Preferred Shares shall be redeemed unless all outstanding Preferred Shares are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire any Preferred Shares; provided, however, that the foregoing shall not prevent the purchase or acquisition of outstanding Preferred Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all outstanding Preferred Shares.

                           (ii) To the extent that any redemption for which a
                  Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Declaration of Trust and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem Preferred Shares shall be deemed to exist at any time there is a Redemption Default with respect to a redemption specified in a Notice of Redemption.

                  Notwithstanding the fact that the Trust may not have redeemed Preferred Shares for which a Notice of Redemption has been mailed, dividends may be declared and paid on Preferred Shares and shall include those Preferred Shares for which a Notice of Redemption has been mailed.

                  (e) Auction Agent as Trustee of Redemption Payments by Trust. All moneys paid to the Auction Agent for payment of the Redemption Price of Preferred Shares called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

                  (f) Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding. Provided a Notice of Redemption has been mailed pursuant to paragraph 8(c) of this Part I, upon the deposit with the Auction Agent (not later than 12:00 Noon, New York City time, on the date fixed for redemption thereby, in funds available on such date in The City of New York, New York) of funds sufficient to redeem the Preferred Shares that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate (including without limitation voting rights), except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in subparagraph 2(e)(iii) of this
         Part I. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Auction Agent to the Holders of Preferred Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Trust shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of:

                           (i) the aggregate Redemption Price of the Preferred
                  Shares called for redemption on such date, and

                           (ii) all other amounts to which Holders of Preferred
                  Shares called for redemption may be entitled.

                            Any funds so deposited that are unclaimed at the end
                   of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of Preferred Shares so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

                  (g) Compliance with Applicable Law. In effecting any redemption pursuant to this paragraph 8, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Massachusetts law, and shall effect no redemption except in accordance with the 1940 Act and any applicable Massachusetts law.

                  (h) Only Whole Preferred Shares May Be Redeemed. In the case of any redemption pursuant to this paragraph 8, only whole Preferred Shares shall be redeemed, and in the event that any provision of the Declaration of Trust would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

9.       Liquidation Rights.

                  (a) Ranking. The Preferred Shares shall rank on a parity with one another and with shares of any other series of preferred shares of beneficial interest as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

                  (b) Distributions upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of

         Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Trust ranking junior to the Preferred Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same-day funds. After the payment to the Holders of the Preferred Shares of the full preferential amounts provided for in this paragraph 9(b), the Holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Trust.

                  (c) Pro Rata Distributions. In the event the assets of the Trust available for distribution to the Holders of Preferred Shares upon any dissolution, liquidation, or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph 9(b) of this Part I, no such distribution shall be made on account of any shares of any other class or series of preferred shares of beneficial interest ranking on a parity with the Preferred Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the Preferred Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                  (d) Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, after payment shall have been made in full to the Holders of the Preferred Shares as provided in paragraph 9(b) of this Part I, but not prior thereto, any other series or class or classes of shares ranking junior to the Preferred Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Preferred Shares shall not be entitled to share therein.

                  (e) Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all, or any portion of, the property or business of the Trust, nor the merger or consolidation of the Trust into or with any business trust or other entity nor the merger or consolidation of any business trust or other entity into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this paragraph 9.

         10. Certain Other Restrictions. So long as any Preferred Shares are Outstanding and Fitch or Moody's so requires, the Trust will not, unless it has received written confirmation from Fitch (if Fitch is then rating the Preferred Shares) and Moody's (if Moody's is then rating the Preferred

Shares) that any such action would not impair the rating then assigned by such Rating Agency to the Preferred Shares, engage in any one or more of the following transactions:

                  (a) purchase or sell futures contracts or options thereon with respect to portfolio securities or write put or call options on portfolio securities;

                  (b) except in connection with a refinancing of the Preferred Shares, issue additional shares of any series of preferred shares of beneficial interest, including the Preferred Shares, or reissue any preferred shares of beneficial interest, including any Preferred Shares, previously purchased or redeemed by the Trust;

                  (c) engage in any short sales of securities;

                  (d) lend portfolio securities; or

                  (e) merge or consolidate into or with any other fund.

         For purposes of determining Moody's Eligible Assets: (i) if the Trust writes a call option, the underlying asset will be valued as follows: (A) if the option is exchange-traded and may be offset readily or if the option expires before the earliest possible redemption of the Preferred Shares, at the lower of the Discounted Value of the underlying security of the option and the exercise price of the option or (B) otherwise, it will be considered to have a value of $0; (ii) if the Trust writes a put option, the underlying asset will be valued as follows: the lesser of (A) the exercise price and (B) the Discounted Value of the underlying security; and (iii) call or put option contracts which the Trust buys will be considered to have a value of $0.

         For so long as the Preferred Shares are rated by Moody's: (A) the Trust will not engage in options transactions for leveraging or speculative purposes,
(B) the Trust will not write or sell any anticipatory contracts pursuant to which the Trust hedges the anticipated purchase of an asset prior to completion of such purchase; (C) the Trust will not enter into an option transaction with respect to portfolio securities unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount;
(D) the Trust will not enter into an option transaction with respect to portfolio securities unless after giving effect to such transaction the Trust would continue to be in compliance with the provisions of this Section 11.1 relating to the Preferred Shares Basic Maintenance Amount; (E) for purposes of the Preferred Shares Basic Maintenance Amount, assets in margin accounts are not Moody's Eligible Assets; (F) the Trust shall write only exchange-traded options on exchanges approved by Moody's; (G) where delivery may be made to the Trust with any one or more of a class of securities, the Trust shall assume for purposes of the Preferred Shares Basic Maintenance Amount that it takes delivery of that security which yields the lowest valuation; (H) the Trust will not engage in forward contracts; and (I) there shall be a quarterly audit made of the Trust's options transactions by the Independent Accountant to confirm that the Trust is in compliance with these standards; provided, however, that the audit referenced in the preceding clause shall not be required, with respect to a quarterly period, if the Trust has not engaged in options transactions during such quarterly period.

11.      Miscellaneous.

                  (a) No Fractional Shares. No fractional Preferred Shares shall be issued.

                  (b) Status of Preferred Shares Redeemed, Exchanged or Otherwise Acquired by the Trust. Preferred Shares which are redeemed, exchanged or otherwise acquired by the Trust shall return to the status of authorized and unissued preferred shares of beneficial interest without designation as to series.

                  (c) Board May Resolve Ambiguities. To the extent permitted by applicable law, the Trustees may interpret or adjust the provisions of this Section 11.1 to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Section 11.1 with respect to the Preferred Shares prior to the issuance of the Preferred Shares.

                  (d) Heading Not Determinative. The headings contained in this
         Section 11.1 are for convenience of reference only and shall not affect the meaning or interpretation of this Section 11.1.

                  (e) Notices. All notices or communications to be given pursuant to this Section 11.1, unless otherwise specified in this
         Section 11.1, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid.

                                    PART II.

1. Orders. Unless otherwise permitted by the Trust, Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold in its own account as a Beneficial Owner; provided, however, that a Broker-Dealer that is an Affiliate of the Trust may not hold Preferred Shares in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. A Broker-Dealer that is an Affiliate of the Trust may submit Orders to the Auction Agent as provided herein, but only if such Orders are not for its own account.

                  (a) Prior to the Submission Deadline on each Auction Date for the Preferred Shares:

                  (i) each Beneficial Owner of Preferred Shares may submit to its Broker-Dealer by telephone or otherwise information as to:

                           (A) the number of Outstanding Preferred Shares, if
                  any, held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for Preferred Shares for the next succeeding Rate Period;

                           (B) the number of Outstanding Preferred Shares, if
                  any, held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for Preferred Shares for the next succeeding Rate Period for the Preferred Shares shall be less than the rate per annum specified by such Beneficial Owner; and/or

                           (C) the number of Outstanding Preferred Shares, if
                  any, held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the Preferred Shares for the next succeeding Rate Period; and

                  (ii) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith, for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of Preferred Shares, if any, which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for Preferred Shares for the next succeeding Rate Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

         For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i)(A), (i)(B), (i)(C) or
(ii) of this paragraph 1(a) is hereinafter referred to as an "Order" and collectively as "Orders," and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders." Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.

                  (b) (i) A Bid by a Beneficial Owner or an Existing Holder of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A) the number of Outstanding Preferred Shares
                  specified in such Bid if the Applicable Rate for Preferred Shares determined on such Auction Date shall be less than the rate specified therein;

                           (B) such number or a lesser number of Outstanding
                  Preferred Shares to be determined as set forth in clause (iv) of paragraph 4(a) of this Part II if the Applicable Rate for Preferred Shares determined on such Auction Date shall be equal to the rate specified therein; or

                           (C) the number of Outstanding Preferred Shares
                  specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for Preferred Shares, or such number or a lesser number of Outstanding Preferred Shares to be determined as set forth in clause (iii) of paragraph 4(b) of this Part II if the rate specified therein shall be higher than the Maximum Rate for Preferred Shares and Sufficient Clearing Bids for the Preferred Shares do not exist.

                  (ii) A Sell Order by a Beneficial Owner or an Existing Holder of Preferred Shares Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A) the number of Outstanding Preferred Shares
                  specified in such Sell Order; or

                           (B) such number or a lesser number of Outstanding
                  Preferred Shares as set forth in clause (iii) of paragraph 4(b) of this Part II if Sufficient Clearing Bids for the Preferred Shares do not exist; provided, however, that a Broker-Dealer that is an Existing Holder with respect to Preferred Shares shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph 2(c) of this Part II if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Trust) with the provisions of paragraph 5 of this Part II or
                  (2) such Broker-Dealer reasonably believes it is not the Existing Holder of such shares, and such Broker-Dealer has informed the Auction Agent of such belief pursuant to the terms of its Broker-Dealer Agreement.

                  (iii) A Bid by a Potential Beneficial Holder or a Potential Holder of Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                           (A) the number of Outstanding Preferred Shares
                  specified in such Bid if the Applicable Rate for Preferred Shares determined on such Auction Date shall be higher than the rate specified therein; or

                           (B) such number or a lesser number of Outstanding
                  Preferred Shares as set forth in clause (v) of paragraph 4(a) of this Part II if the Applicable Rate for Preferred Shares determined on such Auction Date shall be equal to the rate specified therein.

                  (c) No Order for any number of Preferred Shares other than whole shares shall be valid.

2.       Submission of Orders by Broker-Dealers to Auction Agent.

                  (a) Each Broker-Dealer shall submit in writing or through the Auction Agent's auction processing system to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for Preferred Shares subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

                           (i) the name of the Bidder placing such Order (which
                  shall be the Broker- Dealer unless otherwise permitted by the Trust);

                           (ii) the aggregate number of Outstanding Preferred
                  Shares that are the subject of such Order;

                           (iii) to the extent that such Bidder is an Existing
                  Holder of Preferred Shares:

                                    (A) the number of Preferred Shares, if any,
                           subject to any Hold Order of such Existing Holder;

                                    (B) the number of Preferred Shares, if any,
                           subject to any Bid of such Existing Holder and the rate specified in such Bid; and

                                    (C) the number of Preferred Shares, if any,
                           subject to any Sell Order of such Existing Holder;
                           and

                           (iv) to the extent such Bidder is a Potential Holder
                  of Preferred Shares, the rate and number of Preferred Shares specified in such Potential Holder's Bid.

                  (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

                  (c) If an Order or Orders covering all of the outstanding Preferred Shares held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding Preferred Shares held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding Preferred Shares held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 91 Rate Period Days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding Preferred Shares held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                  (d) If one or more Orders of an Existing Holder are submitted to the Auction Agent covering in the aggregate more than the number of Outstanding Preferred Shares subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                           (i) all Hold Orders shall be considered valid, but
                  only up to and including in the aggregate the number of Outstanding Preferred Shares held by such Existing Holder, and if the number of Preferred Shares subject to such Hold Orders exceeds the number of Outstanding Preferred Shares held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover exactly the number of Outstanding Preferred Shares held by such Existing Holder;

                           (ii) (A) any Bid shall be considered valid up to and
                  including the excess of the number of Outstanding Preferred Shares held by such Existing Holder over the Preferred Shares subject to any Hold Orders referred to in clause (i) above;

                                    (B) subject to subclause (A), if more than
                           one Bid of an Existing Holder for Preferred Shares is submitted to the Auction Agent with the same rate and the number of Outstanding Preferred Shares subject to such Bids is greater than the excess of the number of Outstanding Preferred Shares held by such Existing Holder over the Preferred Shares subject to any Hold Orders referred to in clause (i) above, such Bids shall be considered valid up to and including the amount of such excess, and the number of Preferred Shares subject to each Bid with the same rate shall be reduced pro rata to cover exactly the number of Preferred Shares equal to such excess;

                                    (C) subject to subclauses (A) and (B), if
                           more than one Bid of an Existing Holder for Preferred Shares is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of the excess of the number of Outstanding Preferred Shares held by such Existing Holder over the Preferred Shares subject to any Hold Orders referred to in clause (i) above; and

                                    (D) in any such event, the number, if any,
                           of such Outstanding Preferred Shares subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for Preferred Shares by or on behalf of a Potential Holder at the rate therein specified; and

                           (iii) all Sell Orders shall be considered valid up to
                  and including the excess of the number of Outstanding Preferred Shares held by such Existing Holder over the sum of the Preferred Shares subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

                  (e) If more than one Bid is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid, with the rate and number of shares therein specified.

                  (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

                  (g) The Trust shall not be responsible for a Broker-Dealer's failure to act in accordance with the instructions of Beneficial Owners or Potential Beneficial Owners or failure to comply with the Auction Procedures contained in this Part II of Section 11.1.

3. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

                  (a) Not earlier than the Submission Deadline on each Auction Date for the Preferred Shares, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                  (i) the excess of the number of Outstanding Preferred Shares over the number of Outstanding Preferred Shares subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Shares");

                  (ii) from the Submitted Orders whether:

                           (A) the number of Outstanding Preferred Shares
                  subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate; exceeds or is equal to the sum of:

                           (B) the number of Outstanding Preferred Shares
                  subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate; and

                           (C) the number of Outstanding Preferred Shares
                  subject to Submitted Sell Orders

                  (in the event such excess or such equality exists (other than because the number of Preferred Shares in subclauses (B) and
                  (C) above is zero because all of the Outstanding Preferred Shares are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                  (iii) if Sufficient Clearing Bids exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate") which if:

                           (A) (I) each such Submitted Bid of Existing Holders
                  specifying the Winning Bid Rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the Preferred Shares that are subject to such Submitted Bids; and

                           (B) (I) each such Submitted Bid of Potential Holders
                  specifying such Winning Bid Rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted, thus entitling such Potential Holders to purchase the number of Preferred Shares that are subject to such Submitted Bids;

                  would result in such Existing Holders described in subclause
                  (A) above continuing to hold an aggregate number of Outstanding Preferred Shares which, when added to the number of Outstanding Preferred Shares to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available Preferred Shares.

                  (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph 3(a) of this Part II, the Auction Agent shall advise the Trust of the Maximum Rate for the Preferred Shares for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for Preferred Shares for the next succeeding Rate Period thereof as follows:

                           (i) if Sufficient Clearing Bids for Preferred Shares
                  exist, that the Applicable Rate for all Preferred Shares for the next Succeeding Rate Period thereof shall be equal to the Winning Bid Rate so determined;

                           (ii) if Sufficient Clearing Bids do not exist (other
                  than because all of the Outstanding Preferred Shares are subject to Submitted Hold Orders), that the Applicable Rate for all Preferred Shares for the next succeeding Rate Period thereof shall be equal to the Maximum Rate; or

                           (iii) if all of the Outstanding Preferred Shares are
                  subject to Submitted Hold Orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for all Preferred Shares for the next succeeding Dividend Period thereof shall be 80% of the Reference Rate.

4. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.

         Existing Holders shall continue to hold the Preferred Shares that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph 3(a) of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

                  (a) If Sufficient Clearing Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs 4(d) and 4(e) of this Part II, Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                           (i) Existing Holders' Submitted Bids specifying any
                  rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Preferred Shares subject to such Submitted Bids;

                           (ii) Existing Holders' Submitted Bids specifying any
                  rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bids;

                           (iii) Potential Holders' Submitted Bids specifying
                  any rate that is lower than the Winning Bid Rate shall be accepted;

                           (iv) Each Existing Holder's Submitted Bid specifying
                  a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Preferred Shares subject to such Submitted Bid, unless the number of Outstanding Preferred Shares subject to all such Submitted Bids shall be greater than the number of Preferred Shares ("Remaining Shares") equal to the excess of the Available Preferred Shares over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) and
                  (iii) of this paragraph 4(a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold Preferred Shares subject to such Submitted Bid, but only in an amount equal to the number of Preferred Shares obtained by multiplying the number of Remaining Shares by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                           (v) each Potential Holder's Submitted Bid specifying
                  a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Preferred Shares obtained by multiplying the number of shares in the excess of the Available Preferred Shares over the number of Preferred Shares subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph 4(a) by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

                  (b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Preferred Shares are subject to Submitted Hold Orders), subject to the provisions of paragraph 4(d) of this Part II, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                           (i) Existing Holders' Submitted Bids specifying any
                  rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to hold the Preferred Shares subject to such Submitted Bids;

                           (ii) Potential Holders' Submitted Bids specifying any
                  rate that is equal to or lower than the Maximum Rate shall be accepted; and

                           (iii) Each Existing Holder's Submitted Bid specifying
                  any rate that is higher than the Maximum Rate and the Submitted Sell Orders of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of Preferred Shares obtained by multiplying the number of Preferred Shares subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding Preferred Shares subject to all such Submitted Bids and Submitted Sell Orders.

                  (c) If all of the Outstanding Preferred Shares are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

                  (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph 4(a) or clause (iii) of paragraph 4(b) of this Part II, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Preferred Share on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Preferred Shares to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Preferred Shares.

                  (e) If, as a result of the procedures described in clause (v) of paragraph 4(a) of this Part II, any Potential Holder would be entitled or required to purchase less than a whole Preferred Share on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Preferred Shares for purchase among Potential Holders so that only whole shares of Preferred Shares are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing Preferred Shares on such Auction Date.

                  (f) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of Preferred Shares to be purchased and the aggregate number of Preferred Shares to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, Preferred Shares. Notwithstanding any provision of the Auction Procedures to the contrary, in the event an Existing Holder or Beneficial Owner with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of Preferred Shares that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

                  (g) Neither the Trust nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver Preferred Shares or to pay for Preferred Shares sold or purchased pursuant to the Auction Procedures or otherwise.

5.       Transfer of Preferred Shares.

         Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of Preferred Shares only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other disposition of Preferred Shares from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph 5 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction Agent of such transfer.

6.       Global Certificate.

         Prior to the commencement of a Voting Period, (i) all of the Preferred Shares outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of Preferred Shares shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee.

7.       Force Majeure.

                  (a) Notwithstanding anything else set forth herein, if an Auction Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, extreme weather, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services, or if the Auction Agent is not able to conduct an Auction in accordance with the Auction Procedures for any such reason, then the Applicable Rate for the next Dividend Period shall be the Applicable Rate determined on the previous Auction Date.

                  (b) Notwithstanding anything else set forth herein, if a Dividend Payment Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, extreme weather, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services, or if the dividend payable on such date can not be paid for any such reason, then:

                           (i) The Dividend Payment Date for the affected
                  Dividend Period shall be the next Business Day on which the Trust and the Auction Agent are able to cause the dividend to be paid using commercially reasonable best efforts;

                           (ii) The affected Dividend Period shall end on the
                  day it would have ended had such event not occurred and the Dividend Payment Date had remained the scheduled date; and

                           (iii) The next Dividend Period will begin and end on
                  the dates on which it would have begun and ended had such event not occurred and the Dividend Payment Date remained the scheduled date

         8. Auction Agent. For so long as any Preferred Shares are outstanding, the Auction Agent, duly appointed by the Trust so to act, shall be in each case a commercial bank, trust company or other institution independent of the Trust and its Affiliates (which, however, may engage or have engaged in business transactions with the Trust or its Affiliates), and at no time shall the Trust or any of its Affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any Preferred Shares are outstanding, the Trustees shall attempt to appoint another qualified commercial bank, trust company or other institution to act as the Auction Agent. The Auction Agent's registry of Existing Holders of the Preferred Shares shall be conclusive and binding on the Broker-Dealers.

                                   ARTICLE 12

                             Amendment to the Bylaws

         12.1 General. Except to the extent that the Declaration of Trust or applicable law requires a vote or consent of Shareholders or a higher vote or consent by the Trustees and/or the Continuing Trustees, these Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of a majority of the Trustees and a majority of the Continuing Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such Trustees and Continuing Trustees.

         12.2 Article 11. Notwithstanding the provisions of Section 12.1, the Board of Trustees of the Trust may, by resolution duly adopted, without shareholder approval (except as otherwise required by Article 11 or required by applicable law), amend Article 11 to (a) reflect any amendments hereto which the Board of Trustees of the Trust is entitled to adopt pursuant to the terms of
Article 11 without shareholder approval or (b) add additional series of preferred shares of beneficial interest or additional shares of a series of preferred shares of beneficial interest (and terms relating thereto) to the series and shares of preferred shares of beneficial interest described herein; provided, however, that notwithstanding anything in these Bylaws to the contrary, the Trust shall not issue shares of a series of preferred shares of beneficial interest other than the Preferred Shares unless it has received an opinion of tax counsel that such issuance will not affect the deductibility, for federal income tax purposes, of dividends paid on the different series of preferred shares of beneficial interest of the Trust. Each such additional series and all such additional preferred shares of beneficial interest shall be governed by the terms of Article 11.